Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

November 16, 2001

Commissioners:

We have read the statements made by The Bluebook International Holding Company (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Report on Form 8-K dated November 16, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very Truly Yours,

/s/ Wrinkle, Gardner & Company, P.C.

Wrinkle, Gardner & Company, P.C.



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